Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of IRADIMED CORPORATION of our reports dated March 6, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting of IRADIMED CORPORATION, appearing in the Annual Report on Form 10-K of IRADIMED CORPORATION for the year ended December 31, 2019.

We also consent to the reference to our firm under the headings "Experts" in such Prospectus.

/s/ RSM US LLP

Orlando, Florida

August 20, 2020